UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2026 (September 10, 2026)

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603
(Address of Principal Executive Office) (Zip Code)

(312) 614-0950
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	IPDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 11, 2026, Professional Diversity Network, Inc., a Delaware corporation (the “Company”), acting pursuant to authority received at a special meeting of its stockholders on July 13, 2026 (the “Special Meeting”) and by its board of directors on August 26, 2026, filed with the Secretary of State of the State of Delaware a certificate of amendment (the “Charter Amendment”) to the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”). The Charter Amendment effected a one-for-thirty reverse stock split (the “Reverse Stock Split”) of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), effective as of 5:30 p.m. Eastern Time on September 11, 2026 (the “Effective Time”).

The Reverse Stock Split will not change the total number of shares of Common Stock that the Company is authorized to issue or the par value per share of the Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. All of shares of post-split Common Stock were rounded up to the nearest whole number of such shares. The Reverse Stock Split will result in proportionate adjustments to the number of shares of Common Stock issuable upon the exercise or conversion of the Company’s outstanding equity awards, options, warrants and other securities convertible into or exercisable or exchangeable for Common Stock, as well as the applicable exercise or conversion prices, in each case in accordance with the terms of the applicable plans, agreements or securities. In particular, the Reverse Stock Split constitutes a “Share Combination Event” under the common warrants issued by the Company on August 13, 2026 (the “Common Warrants”), as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 13, 2026. Accordingly, the exercise price of, and the number of shares of Common Stock issuable upon exercise of, the Common Warrants will be adjusted pursuant to the Share Combination Event provisions of the Common Warrants. The Company will notify the holders of the Common Warrants of the applicable adjustments in accordance with the notice provisions of the Common Warrants.

The new CUSIP number for the Common Stock is 74312Y509. The Common Stock will begin trading on the Nasdaq Capital Market on a split-adjusted basis at the start of trading on September 14, 2026.

The Company’s transfer agent, Transhare Corporation, is acting as exchange agent for the Reverse Stock Split. Stockholders holding their shares electronically in book-entry form or through a bank, broker or other nominee are not required to take any action in connection with the Reverse Stock Split. Transhare Corporation will provide instructions to stockholders of record holding certificated shares regarding the exchange of their stock certificates.

The foregoing summary of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 (i)(a) to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.

Item 8.01	Financial Statements and Exhibits.

On September 10, 2026, the Company issued a press release with respect to the Reverse Stock Splits. A copy of such press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Forward-Looking Statements

Exhibit 99.1 attached hereto contains, and may implicate, forward-looking statements regarding the Company, and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1(i)(a)	Certificate of Amendment to the Certificate of Incorporation, as amended, of Professional Diversity Network, Inc.
99.1	Press Release, dated September 10, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: September 11, 2026	By:	/s/ Bella Gu
	Name:	Bella Gu
	Title:	Chief Financial Officer